EXHIBIT NO. 99.(a) 29

MFS VARIABLE INSURANCE TRUST II

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF SERIES

 Pursuant to Sections 6.11 and 9.3(a) of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the “Declaration”), of MFS Variable Insurance Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

The series designated as MFS International Intrinsic Value Portfolio shall be redesignated as MFS International Intrinsic Equity Portfolio.

 Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective on or about April 30, 2026.

 IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of September 24, 2025 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

/s/STEVEN E. BULLER Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/CLARENCE OTIS JR. Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JOHN A. CAROSELLI John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/MICHAEL W. ROBERGE Michael W. Roberge c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/MAUREEN R. GOLDFARB Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/MARYANNE L. ROEPKE Maryanne L. Roepke MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/PETER D. JONES Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/PAULA E. SMITH Paula E. Smith MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JOHN P. KAVANAUGH John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/LAURIE J. THOMSEN Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JAMES W. KILMAN, JR. James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/DARRELL A. WILLIAMS Darrell A. Williams c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199